CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Invesco Exchange-Traded Fund Trust II of our reports dated December 26, 2018, relating to the financial statements and financial highlights, which appears in each of the Fund’s (as listed in Appendix A) Annual Report on Form N-CSR for the year or period ended October 31, 2018. We also consent to the references to us under the headings “Fund Service Providers”, “Financial Highlights”, “Statement of Additional Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois February 27, 2019

Appendix A

Fund Name	Predecessor Fund Name
Invesco China Real Estate ETF	Guggenheim China Real Estate ETF
Invesco China Small Cap ETF	Guggenheim China Small Cap ETF
Invesco DWA Developed Markets Momentum ETF	—
Invesco DWA Emerging Markets Momentum ETF	—
Invesco Emerging Markets Sovereign Debt ETF	—
Invesco Frontier Markets ETF	Guggenheim Frontier Markets ETF
Invesco FTSE International Low Beta Equal Weight ETF	—
Invesco FTSE RAFI Developed Markets ex-U.S. ETF	—
Invesco FTSE RAFI Developed Markets ex-U.S. Small-Mid ETF	—
Invesco FTSE RAFI Emerging Markets ETF	—
Invesco Global Clean Energy ETF	—
Invesco Global Short Term High Yield Bond ETF	—
Invesco Global Water ETF	—
Invesco International BuyBack Achievers™ ETF	—
Invesco International Corporate Bond ETF	—
Invesco MSCI Emerging Markets Equal Country Weight ETF	Guggenheim MSCI Emerging Markets Equal Country Weight ETF
Invesco MSCI Global Timber ETF	Guggenheim MSCI Global Timber ETF
Invesco PureBetaSM 0-5 Yr US TIPS ETF	—
Invesco PureBetaSM FTSE Developed ex-North America ETF	—
Invesco PureBetaSM FTSE Emerging Markets ETF	—
Invesco S&P Emerging Markets Low Volatility ETF	—
Invesco S&P Emerging Markets Momentum ETF	—
Invesco S&P Global Dividend Opportunities Index ETF	Guggenheim S&P Global Dividend Opportunities Index ETF
Invesco S&P International Developed High Dividend Low Volatility ETF	—
Invesco S&P International Developed Low Volatility ETF	—
Invesco S&P International Developed Momentum ETF	—
Invesco S&P International Developed Quality ETF	—